MGP INGREDIENTS REPORTS FULL-YEAR 2014 RESULTS
Gross Profit Improves by $7.2 Million

ATCHISON, Kan., March 12, 2015 - MGP Ingredients, Inc. (Nasdaq/MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today reported results for the full year ended December 31, 2014.
“We are very pleased with our 2014 results, both from a financial standpoint and in setting a solid foundation for our long term growth” said Gus Griffin, president and CEO of MGP. “We have turned the corner and are seeing steady improvement in all areas of our business.”
2014 Highlights

•	Gross profit increased by $7.2 million to $28.4 million

•	Gross margin improved 2.5 points, to 9.0%

•	Operating income, as adjusted for certain discretionary items, increased to $8.3 million in 2014 from $266,000 in 2013 (see “Financial Summary and Non-GAAP Measures” at end)

•	ICP joint venture contributed $10.1 million to income

•
Net income rose to $23.7 million from a loss of $4.9 million in 2013. Net income as adjusted for certain discretionary items increased $15.7 million (see “Financial Summary and Non-GAAP Measures” at end)

•
Earnings per share (EPS) rose to $1.32 per share from a loss of 29 cents per share in 2013. EPS as adjusted for certain discretionary items increased by 91 cents per share (see “Financial Summary and Non-GAAP Measures” at end)

Distillery Products Segment -- Gross Profit Rises 56%
For the full year, gross profit for the Distillery Products segment rose to $22.3 million, or 8.7% of net sales, compared with $14.3 million, or 5.4% of net sales in 2013. The primary driver of the improvement in gross profit was a 15.3% increase in volume of food grade alcohol. The gross margin for the overall segment improved 3.3 points, as a result of improved product mix and product pricing declining less than the drop in commodity prices.
Griffin noted, “We are focused on maximizing the value of our production, and this is evidenced by the positive mix shift in food grade alcohol sales towards higher margin vodkas, gins, and whiskeys. This shift lessens the historical correlation between product pricing and input costs, and we expect will offer additional insulation from outside factors such as swings in commodity pricing.”

Ingredients Solutions - Softness, but Solid Shift Towards Specialty Products
For the full year, gross profit and gross margin for the Ingredients Solutions segment declined to $6.1 million and 10.7% of net sales, compared with $7.0 million and 11.8% of net sales in 2013.
The segment’s strategic focus remains on the production and commercialization of specialty ingredients, which is reflected in the year-over-year increase in specialty products to 82.4% of total segment net sales from 81.2% in 2013. For 2014, volumes of specialty starches rose 7.6% and their share of total segment volume increased 3.4 points to 56.7%. Specialty protein volumes declined 8.9%, however average pricing increased 1.7%.
Griffin added, “The favorable mix shift towards specialty products is further evidence of our focus on maximizing the value of our production. While we are disappointed with the decline in specialty protein sales, we are confident in our plans to realize the long-term potential of this market.”

Other Factors
The company’s 2014 results include $8.3 million in insurance recoveries for settlement of a claim related to a fire at the company’s Indiana facility early in the year that damaged a feed dryer house and caused a temporary loss of production. Replacement is scheduled for completion by the end of 2015. Net out-of-pocket cash for the project after insurance recoveries is expected to be approximately $1.5 million.
Corporate selling, general and administrative expenses were $20.1 million for 2014 compared to $26.2 million in 2013. The decrease was primarily due to a $5.5 million year-over-year decline in costs associated with the 2013 proxy contest.
The company’s ICP joint venture, which produces high quality food grade alcohol, chemical intermediates and fuel, generated a significantly improved contribution to MGP’s net income in 2014. ICP was able to realize improved margins by taking advantage of the low supply and strong demand for those products, whose pricing is generally tied to fuel alcohol. As a result of ICP’s 2014 profit performance, ICP’s advisory board made a $4.8 million cash distribution to MGP in late 2014. The company expects that ICP's recent levels of profitability may not be sustained and, as a consequence, that ICP's contributions to future net income may be reduced.

New Strategic Plan
The company’s new 5 year strategic plan was announced publicly on February 5 and features 5 key strategies. “First, we intend to maximize the value of our current production volumes,” explained Griffin. “In particular, we want to take full advantage of favorable macro trends, such as the growth of the American whiskey category and the high fiber, high protein and non-GMO trends.”
“Second, as we focus our production on higher value products, we will work to develop partnerships that support brand creation and long-term growth. In that way, we believe we will be able to realize the full long-term value of our operational capacity, quality and commitment,” he added.

The third strategy encompasses investing to support growth. “We expect capital expenditures in 2015 of approximately $13 million, net of 2014 insurance recoveries. These will largely focus on supporting our commitment to the rapidly growing whiskey category, including the working capital needed to increase our stock of aged whiskey inventory, as well as some investments behind improved operational reliability. In addition, as needed to support our plans, we will add staff and capabilities in sales and marketing, as well as research and development,” said Griffin.
Griffin noted that the company is well positioned financially. “In late February, we entered into a new five-year, $80 million revolving loan with Wells Fargo Bank and U.S. Bank. We believe this will provide us all the financial resources we should need to support the five-year plan.”
Other strategies include continuing disciplined risk management practices, and growing the MGP “brand” with all stakeholders.

Financial Summary and Non-GAAP Measures
We measure our performance using key financial metrics that include values calculated under generally accepted accounting principles (GAAP), including operating income (loss) and net income (loss). We believe it is important to adjust our key financial measures from time-to-time for certain discretionary items as determined by management. When we make those adjustments, we label the resulting value as "adjusted," and refer readers to the appropriate reconciliations below.
The following table sets forth a reconciliation of operating income (loss) to adjusted net income (loss) from continuing operations, operating income (loss) having been "adjusted" for certain discretionary items determined by management, including insurance recoveries in 2014 and proxy-related expenses in 2013.

	Year Ended December 31,			Per share - 2014 (dollars per share)
(dollars in thousands except for dollars per share)	2014	2013	Difference
Operating income (loss)	$16,619	$(5,199)	$21,818	$0.96
Insurance recoveries	(8,290)	—	(8,290)	(0.48)
Proxy-related expenses	—	5,465	(5,465)	—
Adjusted operating income	$8,329	$266	$8,063	$0.48
Add: Equity method investment earnings (loss)	10,137	(204)	10,341	0.59
Less: Interest expense	816	1,118	(302)	0.05
Less: Income tax expense (benefit)	2,265	(714)	2,979	0.13
Adjusted net income (loss) from continuing operations	$15,385	$(342)	$15,727	$0.89
Adjusted earnings per share	$0.89	$(0.02)

About MGP Ingredients, Inc.
MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science and backed by over 150 years of experience. The company’s proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the company facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information.  All statements, other than statements of historical facts regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements.  In addition, forward-looking statements are usually identified by or are associated with such words as "intend," "plan," "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will," "could," "encouraged," "opportunities," "potential" and/or the negatives or variations of these terms or similar terminology.  They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility, Indiana facility, or at the Illinois Corn Processing, LLC ("ICP") facility,  (ii) the availability and cost of grain, flour and barrels, and fluctuations in energy costs, (iii) the effectiveness of our corn purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our new five-year strategic plan, (v) the competitive environment and related market conditions, (vi) the ability to effectively pass raw material price increases on to customers, (vii) the positive or adverse impact to our earnings as a result of the high volatility in our equity method investment's, ICP's, operating results, (viii) ICP's access to capital, (ix) our limited influence over the ICP joint venture operating decisions, strategies or financial decisions (including investments, capital spending and distributions), (x) our ability to source product from the ICP joint venture or unaffiliated third parties, (xi) our ability to maintain compliance with all applicable loan agreement covenants, (xii) our ability to realize operating efficiencies, (xiii) actions of governments, (xiv) consumer tastes and preferences, and (xv) the volatility in our earnings resulting from the timing differences between a business interruption and a potential insurance recovery. For further information on these and other risks and uncertainties that may affect our business, see Item 1A. Risk Factors of our Annual Reports on Form 10-K.

For More Information
Investors & Analysts:
Bob Burton
616-233-0500 or Investor.Relations@mgpingredients.com

Media:
Shanae Randolph, Corporate Director of Communications
913-367-1480 or shanae.randolph@mgpingredients.com

MGP INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Year Ended December 31,
	2014	2013
Sales	$338,352	$334,070
Less: excise taxes	24,949	10,806
Net sales	313,403	323,264
Cost of sales	284,972	302,025
Gross profit	28,431	21,239

Selling, general and administrative expenses	20,101	26,202
Insurance recoveries	(8,290)	—
Other operating costs and losses on sale of assets	1	236
Operating income (loss)	16,619	(5,199)

Equity method investment earnings (loss)	10,137	(204)
Interest expense	(816)	(1,118)
Income (loss) from continuing operations before income taxes	25,940	(6,521)

Income tax expense (benefit)	2,265	(714)
Net income (loss) from continuing operations	23,675	(5,807)

Discontinued operations, net of tax	—	878
Net income (loss)	$23,675	$(4,929)

Basic and diluted earnings (loss) per share
Operating income (loss)	$1.32	$(0.34)
Income from discontinued operations	—	0.05
Net income (loss)	$1.32	$(0.29)

Dividends per common share	$0.05	$0.05

MGP INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	December 31,
	2014	2013
Current Assets
Cash and cash equivalents	$5,641	$2,857
Receivables (less allowance for doubtful accounts: December 31, 2014 - $12; December 31, 2013 - $18)	32,672	27,821
Inventory	34,441	34,917
Prepaid expenses	1,179	848
Deferred income taxes	7,924	4,977
Refundable income taxes	388	466
Total current assets	82,245	71,886

Property and equipment, net of accumulated depreciation and amortization	63,881	70,244
Equity method investments	12,373	7,123
Other assets	2,100	2,076
Total assets	$160,599	$151,329

Current Liabilities
Current maturities of long-term debt	$2,613	$1,557
Accounts payable	16,076	23,107
Accounts payable to affiliate, net	3,333	1,204
Accrued expenses	8,010	8,282
Other current liabilities	716	—
Total current liabilities	30,748	34,150

Long-term debt, less current maturities	7,670	3,611
Revolving credit facility	—	18,000
Deferred credits	4,099	3,925
Accrued retirement health and life insurance benefits	4,420	4,423
Other non current liabilities	—	640
Deferred income taxes	9,297	4,977
Total liabilities	56,234	69,726

Commitments and Contingencies
Stockholders’ Equity
Capital stock
Preferred, 5% non-cumulative; $10 par value; authorized 1,000 shares; issued and outstanding 437 shares	4	4
Common stock
No par value; authorized 40,000,000 shares; issued 18,115,965 shares at December 31, 2014 and 2013; 17,674,559 and 17,750,421 shares outstanding at December 31, 2014 and 2013, respectively	6,715	6,715
Additional paid-in capital	9,904	8,728
Retained earnings	89,454	66,686
Accumulated other comprehensive income (loss)	(732)	(4)
Treasury stock, at cost 441,406 and 365,544 shares at December 31, 2014 and 2013, respectively	(980)	(526)
Total stockholders’ equity	104,365	81,603
Total liabilities and stockholders’ equity	$160,599	$151,329

MGP INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2014	2013
Cash Flows from Operating Activities
Net income (loss)	$23,675	$(4,929)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,325	12,009
Gain on sale of bioplastics manufacturing business	—	(1,453)
Gain on property insurance recoveries	(8,290)	—
Loss on sale of assets	38	47
Share based compensation	1,393	932
Equity method investment (earnings) loss	(10,137)	204
Distribution received from equity method investee	4,835	—
Deferred income taxes, including change in valuation allowance	1,570	(152)
Changes in operating assets and liabilities:
Restricted cash	—	12
Receivables, net	(4,851)	7,511
Inventory	476	1,542
Prepaid expenses	(331)	(129)
Refundable income taxes	78	(224)
Accounts payable	(5,928)	2,571
Accounts payable to affiliate, net	2,129	(2,804)
Accrued expenses	(373)	3,264
Deferred credits	174	(208)
Accrued retirement health and life insurance benefits, pension obligations, and other noncurrent liabilities	(699)	(876)
Other	(272)	(17)
Net cash provided by operating activities	15,812	17,300

Cash Flows from Investing Activities
Additions to property and equipment	(6,953)	(6,208)
Proceeds from sale of bioplastics manufacturing business	—	2,797
Proceeds from property insurance recoveries	8,450	—
Proceeds from sale of property and other	5	—
Net cash provided by (used in) investing activities	1,502	(3,411)

Cash Flows from Financing Activities
Payment of dividends	(907)	(916)
Purchase of treasury stock	(672)	(540)
Loan fees incurred with borrowings	(66)	—
Principal payments on long-term debt	(1,555)	(1,683)
Proceeds from credit facility	62,146	95,512
Principal payments on credit facility	(73,476)	(103,405)
Net cash used in financing activities	(14,530)	(11,032)

Increase in cash	2,784	2,857
Cash, beginning of year	2,857	—
Cash, end of year	$5,641	$2,857